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                                                                  Execution Copy

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                          SERVICING AGREEMENT


                                 among


                   AUTOBOND FUNDING CORPORATION 1995,


                             as Transferor


                         CSC LOGIC/MSA L.L.P.,
             doing business as "Loan Servicing Enterprise",
                              as Servicer


                        AUTOBOND ACCEPTANCE CO.,
                          as Collection Agent


                                  and


             NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                               as Trustee



                     Dated as of December 15, 1995


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                               TABLE OF CONTENTS

                                                                     Page

ARTICLE I         DEFINITIONS; RULES OF INTERPRETATION...............  2

      SECTION 1.01.     Defined Terms................................  2
      SECTION 1.02.     Rules of Interpretation...................... 11

ARTICLE II        SERVICING OF TRUST ASSETS.......................... 12

      SECTION 2.01.     Appointment of Servicer...................... 12
      SECTION 2.02.     Subservicing Agreements Between
                           Servicer and Subservicer.................. 13
      SECTION 2.03.     Representations and Warranties of
                           the Servicer.............................. 14
      SECTION 2.04.     Duties and Responsibilities of the
                           Servicer.................................. 16
      SECTION 2.05.     Fidelity Bond, Errors and Omissions
                         Insurance; Contingent Disaster
                         Relief Protection........................... 19
      SECTION 2.06.     Inspection................................... 21
      SECTION 2.07.     Possession and Payment of
                           Receivables............................... 22
      SECTION 2.08.     Monthly Servicing Fee; Servicing
                           Expenses.................................. 22
      SECTION 2.09.     Collection Agent To Maintain
                           Computer Link............................. 24
      SECTION 2.10.     Resignation or Termination of
                           Servicer.................................. 24
      SECTION 2.11.     Change in Business of the Servicer........... 25
      SECTION 2.12.     Events of Servicing Termination.............. 25
      SECTION 2.13.     Appointment of the Successor
                           Servicer.................................. 27
      SECTION 2.14.     Effect of Service Transfer................... 29
      SECTION 2.15.     Annual Reports; Statements as to
                           Compliance................................ 30
      SECTION 2.16.     Annual Independent Public
                           Accountants' Servicing Report............. 31
      SECTION 2.17.     Servicer Reports............................. 31
      SECTION 2.18.     Confidentiality.............................. 32
      SECTION 2.19.     Delivery of Documents........................ 32
      SECTION 2.20.     Standard of Care............................. 33

ARTICLE III       COLLECTION AGENT................................... 34

      SECTION 3.01.     Appointment of Collection Agent.............. 34
      SECTION 3.02.     Representations and Warranties of
                           the Collection Agent...................... 35
      SECTION 3.03.     Duties and Responsibilities of the
                           Collection Agent.......................... 37
      SECTION 3.04.     Possession of Receivables.................... 38

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                                                                     Page

      SECTION 3.05.     Collection Agent Fee; Collection
                           Agent Expenses............................ 38
      SECTION 3.06.     Collection Agent Not to Resign;
                           Termination of Collection Agent
                           Without Cause............................. 39
      SECTION 3.07.     Events of Administrator
                           Termination............................... 40
      SECTION 3.08.     Repossession and Disposal.................... 42
      SECTION 3.09.     Standard of Care............................. 44

ARTICLE IV        LIMITATION ON LIABILITY; INDEMNITIES............... 44

      SECTION 4.01.     Liabilities of Obligors...................... 44
      SECTION 4.02.     Limitation on Liability of the
                           Trustee and the Servicer.................. 44
      SECTION 4.03.     Indemnities of the Servicer and the
                           Collection Agent.......................... 45

ARTICLE V         MISCELLANEOUS...................................... 46

      SECTION 5.01.     Beneficiaries................................ 46
      SECTION 5.02.     Amendment.................................... 47
      SECTION 5.03.     Notices...................................... 47
      SECTION 5.04.     Severability of Provisions................... 48
      SECTION 5.05.     GOVERNING LAW; CONSENT TO
                           JURISDICTION; WAIVER OF JURY
                           TRIAL..................................... 49
      SECTION 5.06.     Counterparts................................. 49
      SECTION 5.07.     No Proceedings............................... 49
      SECTION 5.08.     Further Assurance............................ 49
      SECTION 5.09.     Term of Agreement............................ 50


      EXHIBITS

EXHIBIT A -       FORM OF TRUST RECEIPT
EXHIBIT B -       FORM OF MONTHLY SERVICER REPORT
EXHIBIT C -       FORM OF OPINION OF COUNSEL TO SERVICER
EXHIBIT D -       AUTOBOND PROGRAM MANUAL

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      SERVICING AGREEMENT, dated as of December 15, 1995 this "Agreement"), among AUTOBOND FUNDING CORPORATION 1995 (the "Transferor"), a Delaware corporation, CSC LOGIC/MSA L.L.P., a Texas limited liability partnership doing business as "Loan Servicing Enterprise," in its capacity as servicer (the "Servicer"), AUTOBOND ACCEPTANCE CO., a Texas corporation, individually ("AutoBond") and as collection agent (the "Collection Agent") and as Administrator, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                          W I T N E S S E T H:

      WHEREAS, from time to time, the Transferor has purchased and will purchase from time to time, pursuant to the loan sale and contribution agreement dated of even date herewith (the "Sale Agreement"), by and among the Transferor, AutoBond and AutoBond Funding Corporation I certain Auto Loans (as defined herein) for conveyance to the Trustee pursuant to the Pooling and Trust Agreement (as defined herein) to the Trustee, on behalf of AutoBond Receivables Trust 1995-A (the "Trust") and simultaneously therewith will assign such Receivables to the Trustee pursuant to the Pooling and Trust Agreement;

      WHEREAS, the Trustee has been appointed to hold the Auto Loans conveyed to it pursuant to the Pooling and Trust Agreement in trust for the benefit of the Certificateholders (as defined herein) and to make certain payments with respect thereto;

      WHEREAS, the Transferor and the Trustee desire that a servicer be appointed to perform certain servicing and insurance tracking functions in respect of the Auto Loans to be conveyed by the Transferor pursuant to the Pooling and Trust Agreement;

      WHEREAS, CSC Logic/MSA L.L.P. has been requested and is willing to act as the Servicer hereunder;

      WHEREAS, the Transferor, the Trustee and the Servicer desire that AutoBond act as Collection Agent hereunder and AutoBond has agreed to so act; and

      WHEREAS, the rights and benefits of the Transferor hereunder (but not the obligations) have been assigned to the Trustee on behalf of the Trust.

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the

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receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows


                                ARTICLE I

                  DEFINITIONS; RULES OF INTERPRETATION

      SECTION 1.01. Defined Terms. As used herein, the following terms shall have the following meanings:

      "Administrator" means AutoBond, in its capacity as Administrator under the Pooling and Trust Agreement and as Collection Agent hereunder and under the Pooling and Trust Agreement.

      "Adverse Claim" means any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or interest, other than the security interest created in favor of the Trustee and the Certificateholders under the Pooling and Trust Agreement.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreement" means this Servicing Agreement, as amended or supplemented from time to time in accordance with the terms hereof, including all exhibits and schedules hereto.

      "Assignment" means, collectively, with respect to any Receivable, the related Sale Assignment and Transfer Assignment.

      "AutoBond" means AutoBond Acceptance Co., a Texas corporation.

      "AutoBond Program Manual" means the AutoBond Program Manual attached hereto as Exhibit D, in effect as of the date hereof, as modified from time to time.

      "Auto Loan" means a fixed-rate, closed-end consumer installment automobile loan which finances the purchase





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      of a new or used automobile, light-duty truck or van, which loan is secured by a lien and security interest in such financed vehicle in favor of the loan holder.

      "Business Day" means any day other than a Saturday or a Sunday, or another day on which (i) commercial banks in the City of New York, the City of Minneapolis, Minnesota or in Texas (or in any other state in which the principal place of business of the Servicer, the Trustee or AutoBond is located) are required, or authorized by law, to close or (ii) the Servicer's offices in the state of Texas are closed.

      "Certificateholder" means any of the registered holders of the Class A Certificates or the Class B Certificate issued pursuant to the Pooling and Trust Agreement, and, in the place and stead of the holder of any Class B Certificate, any pledgee of such Class B Certificates to the extent set forth in Section 6.05 thereof.

      "Closing Date" means December 29, 1995.

      "Collection Account" means the segregated trust account in the name of the Trustee, established and maintained pursuant to Section 7.02 of the Pooling and Trust Agreement.

      "Collection Agent" means AutoBond Acceptance Co., a Texas corporation, its permitted successors and assigns, in its capacity as Collection Agent or Administrator under the Pooling and Trust Agreement.

      "Credit Endorsement" means the deficiency balance endorsement issued pursuant to the VSI Policy.

      "Cut-Off Date" means December 15, 1995, with respect to Receivables transferred to the Trust on the Closing Date, and with respect to subsequent Transfers, the last Business Day of the calendar month preceding such Transfer Date.

      "Dealer" means an automobile dealer who has entered into a Dealer Agreement with AutoBond.

      "Dealer Agreement" means each agreement between AutoBond and a Dealer, which provides for, among other things, origination of the Receivables.

      "Debt" means for any Person, (a) indebtedness of such Person for borrowed money or credit extended, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase





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      price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA and the regulations promulgated thereunder. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Debt of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another Person to make payment of Debt, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Debt of another Person, or to supply funds to or in any manner invest in another Person in connection with Debt of such Person.

      "Defaulted Auto Loan" means an Auto Loan which by its terms has more than 10% of any installment of principal or interest which is 60 or more days contractually past due.

      "Defaulted Receivable" means, as of the end of any Due Period, (a) a Defaulted Auto Loan, (b) a Receivable as to which the proceeds of the sale of the related Financed Vehicle have been received by the Collection Agent or (c) a Receivable as to which the Collection Agent has determined (or, so long as AutoBond is acting as Collection Agent, should have determined in accordance with the Credit and Collection Policies) that no further proceeds other than from the Insurance Policies are expected to be received or that such Receivable is uncollectible and such determination was made at or prior to the last day of such Due Period.

      "Delinquency Ratio" means, as of any Determination Date, the percentage equivalent of a fraction (a) the numerator of which equals the sum of (i) the aggregate Unpaid Principal Balance amount of Auto Loans which have become Defaulted Auto Loans as of the end of the most recently





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      ended calendar month minus (ii) the sum of the aggregate Unpaid Principal
      Balance of (A) all Auto Loans against which insurance claims have been filed as of the end of the most recently ended calendar month and (B) Auto Loans for which the related Financed Vehicles are subject to repossession as of the end of the most recently ended calendar month and which are not included in (A), and (b) the denominator of which equals the aggregate Unpaid Principal Balance of Auto Loans outstanding as of the end of the most recently ended calendar month, minus the amount determined pursuant to clause (ii) above.

      "Determination Date" means the 10th day of each month (or the next preceding Business Day, if such day is not a Business Day).

      "Due Period" means (a) for the initial Due Period, the period from the Closing Date through December 31, 1995 and (b) thereafter, each calendar month.

      "Electronic Ledger" means the electronic master record of the Receivables maintained by the Servicer.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Administrator Termination" has the meaning specified in Section 3.07.

      "Event of Servicing Termination" has the meaning specified in Section
      2.12.

      "Financed Vehicles" means new and used automobiles and light-duty trucks and vans, the purchase of which the Obligors financed by the Auto Loans.

      "Fitch" means Fitch Investors Service, L.P., its permitted successors and assigns.

      "Governmental Authority" means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

      "Independent Public Accountant" means any of (a) Arthur Andersen & Co.,
      (b) Deloitte & Touche, (c) Coopers & Lybrand, (d) Ernst & Young, (e) KPMG Peat Marwick and (f) Price Waterhouse (and any successors thereof); provided, that such firm is independent with respect to the Servicer, the Administrator, or any Subservicer, as the case may be, within the meaning of the Securities Act of 1933, as amended.





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      "Insurance Policies" means the VSI Policy and the Credit Endorsement issued thereunder by Interstate Fire & Casualty Company (the benefits of which have been assigned to the Trust as security and naming the Trustee on behalf of the Trust as additional named insured).

      "Loan Documents" means, with respect to an Auto Loan (i) the original retail installment loan contract and security agreement evidencing such Auto Loan, (ii) the original confirmation of title or copy of the application for title or letter of guaranty from the applicable Dealer, as the case may be, for the related Financed Vehicle, (iii) a copy of the credit application and (iv) the original confirmation of payment of premiums required under the VSI Policy.

      "Loan File" means, with respect to any Auto Loan, the original retail installment loan contract and security agreement evidencing the Auto Loan and originals or copies of such other documents and instruments relating to such Auto Loan and the security interest on the selected Financed Vehicle as specified in the AutoBond Credit and Collection Policies.

      "Lockbox" means the segregated lockbox and account established in the name of the Trustee on behalf of the Trust for the sole purpose of receiving collections on the Receivables, pursuant to the Corporate Cash Management Services Agreement, dated December 28, 1995, between Comerica Bank - Texas and the Trustee.

      "Monthly Administrator Fee" means, so long as AutoBond is acting as Administrator under the Pooling and Trust Agreement and as Collection Agent hereunder, the sum of (a) a fee, payable monthly, equal to the product of (i) $7.00 and (ii) the total number of Auto Loans subject to the Trust at any time during each such month and (b) Reimbursable Administrator Expenses (as defined in the Pooling and Trust Agreement).

      "Monthly Servicing Fee" shall mean, payable as of the Closing Date, the Servicer Closing Fee, and thereafter as of any Payment Date, the sum of
      (a) an initial booking fee equal to the product of (i) $10 and (ii) the number of additional Auto Loans purchased by the Trust during the immediately preceding Due Period and (b) a servicing fee, payable monthly, equal to the product of (i) $7.50 and (ii) the total number of Auto Loans subject to the Trust at any time during such month.

      "Moody's" means Moody's Investors Service, Inc., its permitted successors and assigns.






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      "Net Payoff Balance" means, in respect of any Precomputed Receivables, the net payoff less any accrued but unpaid late charges, as determined in accordance with the worksheet attached hereto as Schedule 1.

      "Net Principal Balance" means, with respect to any Precomputed Receivable, the Net Payoff Balance as of the due date of the last full Scheduled Payment or, if more recent, the due date of the last periodic payment of principal thereon.

      "Net Unrealized Amount" means, (a) with respect to any Auto Loan more than 90 days contractually past due or where the Financed Vehicle is otherwise subject to repossession (including voluntary or involuntary, or upon casualty), the Unpaid Principal Balance of such Auto Loan minus the sum of
      (i) any repossession proceeds allocable to principal actually received on such Auto Loan, (ii) any insurance proceeds allocable to principal actually received from a claim with respect to such Auto Loan and (iii) refunds received from the cancellation of any insurance policies or service contracts with respect to such Auto Loan, and (b) with respect to any Auto Loan where the related Obligor is in bankruptcy, the amount of losses allocable to principal incurred thereon.

      "Obligor" means, with respect to any Receivable, the Person primarily obligated to make payments in respect thereto.

      "Officer's Certificate" means, with respect to any Person, a certificate signed by the chairman of the board, vice chairman of the board, the president, a vice president, the treasurer, the secretary or the manager or any other duly authorized officer of such Person acceptable to the Transferor and the Trustee.

      "Opinion of Counsel" means a written opinion of counsel (who may be counsel to the Servicer, the Collection Agent or the Transferor) which opinion is acceptable to the Trustee.

      "Original Principal Balance" means the Net Principal Balance of a Precomputed Receivable and otherwise the outstanding principal balance of a Receivable, in each case as of the related Cut-Off Date prior to its transfer to the Trust.

      "Origination Agreement" means the Amended and Restated Loan Origination, Sale and Purchase Agreement, dated as of December 15, 1995, between AutoBond and AutoBond Funding Corporation I.






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      "Payment Date" means, initially, January 16, 1996 and thereafter the 15th day of each month, or the next succeeding Business Day if such day is not a Business Day.

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

      "Pooling and Trust Agreement" means the Pooling and Trust Agreement dated as of December 15, 1995 among the Transferor, AutoBond and the Trustee, as amended or supplemented from time to time in accordance with the terms thereof.

      "Post-Sale Adjustment" has the meaning specified in Section 3.08(c).

      "Precomputed Receivable" means any Auto Loan under which earned interest (which may be referred to in the Auto Loan as the add-on finance charge) and principal is determined according to the sum of periodic balances or the sum of monthly balances or the sum of the digits or any equivalent method commonly referred to as the "Rule of 78s".

      "Quarterly Payment Date" means, initially, January 16, 1996 and thereafter, each third Payment Date, and including the Maturity Date.

      "Quarterly Period" means the period beginning on the first day of the month immediately following the end of a Quarterly Period to and including the last day of the third month following such prior Quarterly Period (except that the Quarterly Period immediately following the initial Cut-Off Date shall be the period of time from December 15, 1995 until December 31, 1995).

      "Rating Agency" means any nationally recognized statistical organization rating the Class A Certificates and/or the Class B Certificates, at the request of the Transferor; as of the date hereof, Fitch and Moody's with respect to the Class A Certificates and Fitch with respect to the Class B Certificates.

      "Rating Agency Condition" means, with respect to any proposed action, the condition that the taking of such action shall not result in a withdrawal or downgrade by any Rating Agency of the then-current rating on the Class A Certificates.






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      "Receivable" means a fixed rate fully amortizing closed-end consumer installment Auto Loan (upon which interest is calculated based upon either a simple interest basis or the Rule of 78s) arising from the sale of a Financed Vehicle and assigned to the Trust by the Transferor, and includes, without limitation, (a) the related Assignment, (b) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Obligor thereunder, including, without limitation, the Financed Vehicle, AutoBond's rights under the related Dealer Agreement, the rights of AutoBond Funding Corporation I under the Origination Agreement and Transferor's rights under the Sale Agreement,
      (c) all guarantees, indemnities and warranties, proceeds of insurance policies (including the Insurance Policies), certificates of title or other title documentation and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Auto Loan, (d) all collections and all related Loan Documents, Loan Files and records with respect to the foregoing, and (e) all proceeds and benefits of any of the foregoing.

      "Records" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Collection Agent, the Servicer or by or on behalf of the Transferor with respect to Receivables and the related Obligors.

      "Responsible Officer" means, with respect to any Person, any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer or any other officer of such Person customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Sale Agreement" has the meaning specified in recitals to this Agreement.

      "Sale Assignment" means the assignment substantially in the form attached as Exhibit A to the Sale Agreement pursuant to which a Receivable was purchased by the Transferor.

      "Scheduled Payment" means a payment due on a Receivable in accordance with its terms.






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      "Service Transfer" has the meaning specified in Section 2.12.

      "Servicer" has the meaning specified in the first paragraph of this Agreement.

      "Servicer Closing Fee" means a one-time fee, payable on the Closing Date, in the amount of $10,000.

      "Servicer Duties" has the meaning specified in Section 2.04(a).

      "Servicer Report" has the meaning specified in Section 2.17.

      "Servicing Officer" means any officer or employee of the Servicer involved in, or responsible for, the administration and servicing of Receivables whose name appears on a list of servicing officers attached to Officer's Certificates furnished to the Collection Agent, the Transferor and the Trustee by the Servicer, as such list may be amended from time to time by the party furnishing any such Officer's Certificate.

      "Subservicer" means any Person with whom the Servicer enters into a Subservicing Agreement.

      "Subservicing Agreement" means any written contract between the Servicer and any Subservicer, relating to the Servicer Duties, in such form as has been approved by the Transferor and the Collection Agent hereunder.

      "Successor Servicer" has the meaning specified in Section 2.13(a).

      "Transferor" means AutoBond Funding Corporation 1995, a Delaware corporation.

      "Transfer Assignment" means the instrument of transfer substantially in the form of Exhibit B to the Pooling and Trust Agreement.

      "Transfer Date" means the Closing Date, and each subsequent date on which a transfer is made to the Trust under the Pooling and Trust Agreement.

      "Trust" means the "AutoBond Receivables Trust 1995-A" created under the Pooling and Trust Agreement.

      "Trustee" has the meaning specified in the first paragraph of this Agreement.






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      "UCC" means the Uniform Commercial Code as in effect in the relevant state.

      "Unpaid Principal Balance" means, with respect to any Auto Loan as of any Determination Date, (i) for an Auto Loan bearing interest calculable on a simple interest basis, the unpaid principal amount for such Auto Loan or
      (ii) for a Precomputed Receivable, the Net Principal Balance as of the end of the most recent Due Period; provided, that for any Auto Loan where the Net Unrealized Amount equals the Unpaid Principal Balance, such Unpaid Principal Balance shall thereafter equal zero (other than for purposes of calculating certain amounts and ratios hereunder and under the Pooling Agreement).

      "VSI Policy" means the Vendor's Single Interest Insurance Policy (including all endorsements thereto), issued by Interstate Fire & Casualty Company, insuring against risk of physical damage and other losses on the Financed Vehicles, a copy of which is attached as an exhibit to the Pooling and Trust Agreement.

      SECTION 1.02. Rules of Interpretation. The following rules apply to this
 Agreement:

            (a) the singular includes the plural and the plural includes the singular;

            (b) "or" is not exclusive and "include" and "including" are not limiting;

            (c) a reference to any agreement or other contract includes permitted supplements and amendments;

            (d) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor;

            (e) a reference to a person includes its permitted successors and assigns;

            (f) a reference to an Article, a Section, an Exhibit or a Schedule without further reference is to the relevant Article, Section, Exhibit or Schedule of this Agreement;

            (g) any right may be exercised at any time and from time to time;

            (h) the headings of the Articles and the Sections are for convenience and shall not affect the meaning of this Agreement;





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

            (i) words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular Article, Section, subsection or clause hereof; and

            (j) capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Trust Agreement.


                               ARTICLE II

                        SERVICING OF TRUST ASSETS

      SECTION 2.01. Appointment of Servicer. The Trustee and the Transferor hereby appoint the Servicer, and the Servicer accepts such appointment, to perform its obligations pursuant to this Agreement on behalf of and for the benefit of the Trust and the Certificateholders in accordance with the terms of this Agreement, the respective Receivables, the VSI Policy and applicable law and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers Receivables of similar credit quality for other portfolios, if any, giving due consideration to customary and usual standards of practice of prudent institutional automobile loan servicers and, in each case, taking into account its other obligations hereunder, but without regard to:

                (i) any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Obligor; or

                (ii) the ownership, or servicing for others, by the Servicer or any Subservicer, of any other automobile loans or property.

In the event that the Servicer believes that it is unable to comply with the requirements of this Section 2.01 with respect to any particular Receivable as a result of one or more of the factors described in clauses (i) and (ii) of this
Section 2.01, it may enter into a Subservicing Agreement pursuant to Section
2.02 pursuant to which a Subservicer shall perform its duties with respect to any such Receivable. In such event, so long as such Subservicer performs such duties on behalf of the Servicer in accordance with the requirements of this Agreement, including this Section 2.01, then the Servicer shall be deemed to be in compliance therewith. Notwithstanding the above, the Servicer must obtain the written consent of the Collection Agent and the Trustee, and must give written notice to each Rating Agency, prior to any





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such Subservicing Agreement. In the event that the Trustee and Collection Agent do not consent to such a Subservicing Agreement proposed by the Servicer, the Collection Agent and the Trustee shall have the right to remove the Servicer as the servicer with respect to such Receivable and to appoint a Successor Servicer with respect to such Receivable pursuant to Section 2.13.

      SECTION 2.02. Subservicing Agreements Between Servicer and Subservicer.

      (a) Upon the prior written consent of the Trustee and Collection Agent, the Servicer may enter into Subservicing Agreements with a Subservicer for the performance of all or a part of the Servicer Duties with respect to any Receivable. References in this Agreement to actions taken or to be taken by the Servicer in performance of the Servicer Duties include actions taken or to be taken by a Subservicer on behalf of the Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Agreement. The Servicer shall provide written notice to the Collection Agent and the Trustee promptly upon the appointment of any Subservicer. For purposes of this Agreement, the receipt by a Subservicer of any amount with respect to a Receivable (other than amounts representing servicing compensation) shall be treated as the receipt by the Servicer of such amount.

      (b) Upon the prior written consent of the Transferor, the Trustee and Collection Agent, the Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement.

      (c) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain directly obligated and directly liable to the Transferor and the Trustee for the servicing and administering of the Receivables in accordance with the provisions of this Agreement without diminution of such obligation or liability (including its indemnity obligations under Section 4.03) by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.






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      (d) Any Subservicing Agreement that may be entered into pursuant to this
Agreement and any other transaction or services relating to the Receivables involving a Subservicer in its capacity as such that is consented to by the Transferor and the Collection Agent shall be deemed to be between the Subservicer and the Servicer alone and the Transferor, the Collection Agent and the Trustee shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer.

      (e) If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of any Event of Servicing Termination), the Servicer, upon prior written consent of the Trustee, Transferor and the Collection Agent, shall thereupon terminate each Subservicing Agreement that may have been entered into, and neither the Transferor, the Collection Agent, the Trustee nor the Successor Servicer shall be deemed to have assumed any liability or obligation thereunder, the Servicer's interest therein or to have replaced the Servicer as a party to any such Subservicing Agreement.

      SECTION 2.03. Representations and Warranties of the Servicer. The Servicer represents and warrants to the Transferor, the Collection Agent, the Trustee and the Certificateholders, as follows, as of the date hereof (which representations and warranties shall be deemed repeated on each Transfer Date and on each date on which a Servicer Report is due to be delivered hereunder as though made on and as of such date):

                (i) It is a limited liability partnership duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business, and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified; it or a Subservicer is or will be in compliance with the laws of each state to the extent necessary to perform its obligations under this Agreement; and it or a Subservicer has obtained all necessary licenses with respect to it or such Subservicer required by law to enable it to perform its duties herein;

               (ii) It has the power and authority to execute,deliver and perform this Agreement and the transactions contemplated hereby;

              (iii) The execution and delivery by it and the performance by it or a Subservicer of this Agreement, and the execution and delivery by it and the performance by it or a Subservicer of all other agreements, instruments and documents which may be delivered by it pursuant





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

      hereto, and the transactions contemplated hereby, (i) have been duly authorized by all necessary partnership or other action, on the part of it, (ii) do not contravene or cause it to be in default under (A) its organizational documents, (B) any contractual restriction with respect to any Debt of it or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other material agreement or instrument binding it or its property or (C) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to or binding it or its property, and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties;

                (iv) This Agreement has been duly executed and delivered on behalf of it;

                (v) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party is required for the due execution, delivery and performance by it (either directly or through a Subservicer) of this Agreement or any other agreement, document or instrument to be delivered by it hereunder;

               (vi) This Agreement is its legal, valid and binding obligation enforceable against it in accordance with its terms;

              (vii) There is no pending or threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of a material nature against or affecting it, its officers or directors, or its property, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any document to be delivered by it hereunder or (ii) seeking any determination or ruling that would reasonably be expected to materially and adversely affect (A) the performance by it of its obligations under this Agreement, or (B) the validity or enforceability of this Agreement or any document to be delivered by it hereunder or (iii) which is inconsistent with the due consummation by it of the transactions contemplated by this Agreement;

             (viii) Its facilities, plant, personnel, records and products are adequate for the performance of its duties hereunder;

               (ix) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or





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      governmental agency, which would reasonably be expected to have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or would reasonably be expected to have consequences that would materially and adversely affect its performance hereunder;

                (x) No certificate of an officer, statement furnished in writing, report or electronic medium delivered pursuant to the terms hereof by the Servicer contains any untrue statement of a material fact or omits to state any material fact to make the certificate, statement or report not misleading;

               (xi) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer; and

              (xii) The Financed Vehicle securing each Receivable shall not be released by the Servicer or a Subservicer in whole or in part from the security interest granted by the Obligor, except as contemplated herein.

It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive the execution of this Agreement. Upon discovery by either Transferor, Collection Agent, the Trustee or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give proper written notice to the other parties hereto.

      SECTION 2.04. Duties and Responsibilities of the Servicer.

      (a) The Servicer shall manage, administer, monitor and service the Receivables, including providing data management, payment processing and customer service; provided that, prior to a resignation or termination of the Collection Agent pursuant to Section 3.06 or 3.07, the Servicer will not act as Collection Agent. In performing its duties hereunder, the Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable, within the terms of this Agreement (the "Servicer Duties"). Prior to a resignation or termination of the Collection Agent pursuant to Section 3.06 or 3.07, the Servicer will provide the following services (together with other activities not inconsistent with the description below and implicitly necessary to accomplish the usual and customary activities, other than collections, of an automobile loan servicer):

          (i)  Boarding Functions:





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

               (1)   Review for receipt of copies of Loan Files;
               (2) Input of new Receivable information into loan accounting system; and
               (3)   Preparation and mailing of welcome letters.

         (ii)  File Maintenance/Document Control Functions:

               (1)   Retention of copies of the Loan Files;
               (2) Tracking of customer collision insurance on Financed Vehicles and reporting to Collection Agent exposed Financed Vehicles; and
               (3)   Determination of Receivables being satisfied in full.

        (iii)  Customer Service Functions:

               (1)   Preparation and transmittal of monthly
                     billing statements to Obligors;
               (2)   Response to Obligor inquiries;
               (3) Research regarding billing statements and Obligor inquiries;
               (4)   Maintenance of Obligor information; and
               (5)   Preparation and mailing of delinquency
                     notices.

         (iv)  Payment Processing Functions:

               (1)   Coordination of lockbox procedures;
               (2)   Recording of loan payment information; and
               (3) Referral to Collection Agent of instances of non-sufficient funds.

          (v)  Reporting Functions:

               (1)   Preparation and delivery of Servicer's
                     Report.

         (vi)  Data Processing Functions:

               (1)   Entry of data;
               (2)   Operation of data center;
               (3)   Operation of telecommunications; and
               (4)   Operation and maintenance of collection
                     system.

      Notwithstanding the foregoing, to the extent that any of the duties set forth above are assigned to the Collection Agent pursuant to Article III hereof, the Servicer shall have no liability for such duty so long as the Collection Agent continues to act in such capacity hereunder. Upon a resignation or termination of the Collection Agent pursuant to Section 3.06 or 3.07, all such duties shall revert to the Servicer.





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

      (b) The Servicer may not sue to enforce or collect upon a Receivable in its own name, or as agent for the Trust without the prior written consent of the Trustee.

      (c) In accordance with the standard of care in Section 2.01 the Servicer may agree to grant to the Obligor on any Receivable any rebate, refund or adjustment that the Servicer in good faith believes is required under the Receivable or applicable law in connection with a prepayment in full of the Receivable, and, pursuant to written instructions from the Collection Agent and the Servicer, the Trustee shall remit the amount of any such rebate, refund or adjustment to the applicable Obligors from the Collection Account. The Servicer may not permit any rescission or cancellation of any Receivable nor may it take any action with respect to any Receivable or Sale Assignment which would invalidate the coverage afforded by the VSI Policy to such Receivable or the related Financed Vehicle, or would impair the rights of the Trustee therein or in the proceeds thereof. The Collection Agent shall not consent to any amendment to the VSI Policy, which amendment would affect the duties and obligations of the Servicer hereunder, without the prior consent of the Servicer (which shall not be unreasonably withheld).

      (d) The Collection Agent (and in the case of item (i) only, the Servicer) shall not advise the Trustee that the Financed Vehicle securing a Receivable should be released by the Trustee from the security interest granted in connection with such Receivable in whole or in part, except:

             (i) when such Receivable has been paid in full;

            (ii) immediately upon any exchange or substitution of such Financed Vehicle by the Dealer or manufacturer thereof in settlement of claims as to defects, breach of warranties, insurance and similar matters, with a Financed Vehicle of equal or greater collateral value as of the date of such exchange in the reasonable judgment of the Servicer (subject to all the terms hereof including the recordation of the lien thereon and the requirements of the Insurance Policies); or

            (iii) in connection with a repossession of a Financed Vehicle; or

            (iv) when all Insurance Proceeds with respect to such Financed Vehicle have been received by the Trustee on behalf of the Trust.

The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance herewith.






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      (e) The Servicer shall hold in trust for the benefit of the Trust and shall forward to the Collection Account, the Trustee or the Lockbox, as applicable, no later than the next Business Day following receipt thereof any payment or deposit with respect to any Receivable received by the Servicer. The Servicer shall not assert any right of setoff or any lien with respect to such payment or deposit.

      (f) The Servicer agrees to monitor and track each Financed Vehicle for maintenance of required physical damage insurance in the manner required by the VSI Policy and to notify the Collection Agent and the Trustee, as soon as practicable but not later than 30 days after becoming initially aware, of circumstances that would lead a reasonable person to believe that the insurance on any Financed Vehicle is not being or will not be maintained in accordance with applicable law and the terms of the applicable retail installment sales contract.

      (g) Except as expressly provided herein, the Servicer shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon or with respect to, any Receivable (or any right to income in respect thereof), or any account in which any payments with respect to any Receivable are deposited, or assign any right to receive income in respect of any Receivable.

      (h) The Servicer, the Transferor and the Collection Agent shall each instruct each Obligor by written notice that all payments on Receivables shall be mailed to the Lockbox, and, so long as AutoBond is serving as the Collection Agent hereunder, that such payments shall be made payable to the order of "AutoBond Acceptance Co.", in its capacity as Collection Agent.

      (i) To the extent any duty or obligation of the Servicer set forth herein is assigned to the Collection Agent pursuant to Article III hereof, the Servicer shall have no liability for such duty or obligation so long as the Collection Agent continues to act in such capacity hereunder. Upon a resignation or termination of the Collection Agent pursuant to Section 3.06 or 3.07, all such duties shall revert to the Trustee.

      SECTION 2.05. Fidelity Bond, Errors and Omissions Insurance; Contingent Disaster Relief Protection.

      (a) The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other Persons acting on behalf of the Servicer in any capacity with regard to the Receivables to handle funds, money, documents and papers relating to the





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Receivables. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Persons and shall be maintained in a form that would meet the requirements of prudent institutional auto loan servicers and, in the case of the fidelity coverage in the amount of $100,000 and in the amount of $1,000,000 in the case of Errors and Omissions Coverage. No provision of this Section 2.05(a) requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The Servicer shall be deemed to have complied with this provision with respect to itself if one of its respective Affiliates has such fidelity bond and errors and omissions policy coverage and, by the terms of such fidelity bond and errors and omissions policy, the coverage afforded thereunder extends to the Servicer. The Servicer shall cause each and every Subservicer for it to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements. Upon request of the Transferor or the Trustee, the Servicer shall cause to be delivered to the Trustee a certification evidencing coverage under such fidelity bond and insurance policy. The Trustee shall have no obligation to request any such certification or upon receipt of any such certification or of any notice provided for in this Section 2.05(a), to approve, consent to, or determine its compliance with, the requirements of this Section 2.05(a). Upon receipt of any such certification or notice, the Trustee's sole responsibility shall be to deliver copies thereof to the Certificateholders. Any such fidelity bond or insurance policy shall (i) not be cancelled without the Servicer giving prior written notice to the Collection Agent and the Trustee (who shall promptly forward a copy of such notice to each Rating Agency) immediately following the giving or receipt of such notice as is required or allowed under the terms of such fidelity bond or insurance policy, as the case may be and (ii) not be modified in a materially adverse manner without ten days' prior written notice by the Servicer to the Transferor, the Collection Agent and the Trustee (who shall promptly forward a copy of such notice to each Rating Agency).

      (b) The Servicer currently maintains, at its own expense, a computer disaster recovery plan and computer disaster recovery procedures in forms consistent with industry standards of prudent institutional receivables servicers and shall continue to maintain, at its own expense, such a plan and such procedures as are consistent with such standards and shall not modify amend or revoke such procedures without giving prior written notice thereof to each Rating Agency and the Trustee. No provision of this Section 2.05(b) requiring such a plan and such procedures shall diminish or relieve the Servicer from its duties and obligations as set forth in this





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Agreement. The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such a plan and such procedures which also affords protection to the Servicer. Upon request of the Transferor, the Collection Agent or the Trustee, the Servicer shall cause to be delivered to the Transferor, the Collection Agent or the Trustee, as the case may be, a certification as to the existence of such a plan and such procedures. The Trustee shall have no obligation upon receipt of any such certification or of any notice provided for in this Section 2.05(b), to approve, consent to, or determine its compliance with, the requirements of this Section 2.05(b).

      SECTION 2.06. Inspection.

      (a) At all times during the term hereof, the Servicer shall afford the Transferor, the Collection Agent, the Trustee, the Rating Agencies, and, so long as it is a Certificateholder, the initial Class A Certificateholder, and, so long as it is a pledgee of the Class B Certificates, Fidelity Funding of California, Inc., together with each of their authorized agents (including auditors), upon reasonable notice, reasonable access (subject to the security rules and regulations of the Servicer) during normal business hours to its records relating to the Receivables and will cause its personnel to assist in any examination of such records by any of such Persons; provided, that the foregoing shall not require any of such Persons to conduct any inspection. The examination referred to in this Section 2.06(a) will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations or require the Servicer to disclose or expose confidential information related to its services hereunder or to its other clients. Without otherwise limiting the scope of the examination, the Transferor, the Collection Agent, the Trustee and the Rating Agencies may, using generally accepted auditing standards, verify the status of each Receivable and review the copies of the Loan Files, Electronic Ledger and records relating thereto for conformity to reports prepared pursuant to Section 2.17 and compliance with the standards represented or required to exist as to each Receivable in this Agreement. Nothing in this section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the obligors, and failure of the Servicer to provide access to information a result of such obligation shall not constitute a breach of this Section 2.06.

      (b) All information obtained by the Transferor, the Collection Agent and the Trustee or their respective agents regarding the Obligors and the Receivables, whether upon exercise of their respective rights under this Section
2.06 or otherwise, shall be maintained by the Transferor, the





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

Collection Agent and the Trustee and their respective agents in confidence and shall not be disclosed to any other Person other than the Certificateholders, except as otherwise required by applicable law or regulation.

      SECTION 2.07. Possession and Payment of Receivables.

The Servicer shall determine when a Receivable has been paid in full. The Servicer shall notify the Trustee and the Collection Agent in writing within five (5) Business Days as to each Receivable in connection with which such a determination has been made. If the Servicer requires possession of any Loan File or any documents related thereto in order to perform its duties or obligations hereunder, prior to taking possession of any such Receivable or documents, the Servicer shall deliver to the Trustee a trust receipt substantially in the form attached hereto as Exhibit A. The Servicer agrees to promptly return any such Receivable and documents, possession of which the Servicer takes in accordance with this Section 2.07, after its need for possession thereof ceases.

      SECTION 2.08. Monthly Servicing Fee; Servicing Expenses.

      (a) On each Payment Date the Servicer shall be entitled to receive by wire transfer of immediately available funds to an account designated in writing by the Servicer to the Trustee from the funds on deposit in the Collection Account an amount equal to the Monthly Servicing Fee as of such Payment Date. The Servicer acknowledges and agrees that, so long as no Amortization Event under the Pooling and Trust Agreement has occurred and is continuing, its right to receive on any Payment Date the Monthly Servicing Fee is subordinate to the right of payment on such day of any or all of the following amounts that are payable on such date pursuant to Section 7.04(a) of the Pooling and Trust
Agreement:

                (i) the payment or allocation to the Class A Certificateholders of the Class A Interest due on such Payment Date.

      (b) (i) The Servicer shall be required to pay for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel, Subservicers, or any other Person) out of the compensation retained by or paid to it pursuant to Section 2.08(a) above, and shall not be entitled to any extra payment or reimbursement therefor; provided, however, that the Servicer shall be entitled to reimbursement by wire transfer of immediately available funds to an account designated in writing by the Servicer to the Trustee for the amount of any other expenses incurred with the prior written consent of the Collection Agent and the Trustee. No later than ten Business Days prior to each Payment Date, the Servicer shall provide





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

the Transferor and the Collection Agent with a list of items eligible for reimbursement pursuant to the immediately preceding sentence, in such reasonable detail as the Transferor and the Collection Agent may request, together with its certification by a Servicing Officer that all such items are eligible for reimbursement hereunder.

               (ii) During such time as the Servicer is performing the duties of the Collection Agent under this Servicing Agreement, the Servicer shall be reimbursed by the Trust for the following out of pocket costs and expenses incurred in connection with the performance of such duties as Collection Agent hereunder including:

                  (A) Any reasonable compensation paid to outside legal counsel retained at Transferor's direction to protect the interests of Transferor and the Trust;

                  (B) Any reasonable compensation paid to professional
            accountants retained at Transferor's direction to review the assets administered under this Servicing Agreement;

                  (C) Any insurance, title, title transfer or other such fees arising from or related to any Receivables administered under the Servicing Agreement; and

                  (D) Expenses for special forms and materials, freight, tapes, communications, lock-box charges and other expenses approved by Transferor for the benefit of the Trust.

Any reimbursement to the Servicer for fees or costs pursuant to this Section 2.08(b) shall be limited to the extent of the funds available for reimbursement of Servicer and Administrator fees and expenses under the Pooling and Trust Agreement.

      (c) The Servicer acknowledges and agrees that if an Amortization Event under the Pooling and Trust Agreement shall have occurred and be continuing, the Servicer's right to receive any fees, costs and expenses owing to the Servicer under this Agreement shall be subordinate to the right of payment of the following amounts:

                (i) the payment or alloation to the Class A Certificateholders of the Class A Interest due on such Payment Date; and

               (ii) all fees, costs and expenses owing to the Trustee.





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

      (d) Each of Transferor, the Collection Agent and the Trustee covenants and agrees that upon a Responsible Officer obtaining actual knowledge of the occurrence of an Amortization Event under the Pooling and Trust Agreement, it shall promptly give notice thereof to the Servicer; provided, that the Trustee shall have no duty to inquire or to investigate the occurrence of such Amortization Event.

      (e) Each of the Transferor, the Collection Agent and the Trustee agrees that, without the written consent of the Servicer, it will not amend the Pooling and Trust Agreement (i) to change the source of the payment of the Monthly Servicing Fee and to the extent the Servicer has assumed the Collection Agent's duties, rights and obligations hereunder, the Monthly Administrator Fee, (ii) if such amendment would further subordinate the payment to the Servicer of the Monthly Servicing Fee, to change the priority of payment of the Monthly Servicing Fee, or (iii) to materially change the rights, duties and obligations under this Agreement of the Servicer, whether as Servicer hereunder or as Collection Agent, to the extent the Servicer has assumed the rights, duties and obligations of the Collection Agent hereunder.

      SECTION 2.09. Collection Agent To Maintain Computer Link. Without limitation of its obligations in respect of the other provisions of this Agreement, and in addition to the duties of the Servicer, the Collection Agent has supported and will continue to support non-dedicated dial-up capability with the Servicer. Notwithstanding any provision of the Agreement to the contrary, the Collection Agent shall have no duty or obligation with respect to the information provided via the computer link described in the preceding sentence.

      SECTION 2.10. Resignation or Termination of Servicer.

      (a) The Servicer may resign from the obligations and duties hereby imposed on it upon its determination that (a) the performance of its duties hereunder has become impermissible under applicable law and (b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Transferor, the Collection Agent and the Trustee before any such resignation and as to clause (b) by an Officer's Certificate to such effect delivered to the Transferor, the Collection Agent and the Trustee before any such resignation. The action referred to in the first clause (b) of this Section 2.10(a) will not be considered reasonable if it requires the payment of extraordinary fees or costs for which the Servicer is not eligible for reimbursement under Section 2.08.





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

Promptly upon any such resignation, the Trustee shall notify each Rating Agency.

      (b) The Collection Agent or the Trustee may, upon 30 days' prior written notice to the Servicer, terminate the Servicer as Servicer hereunder and as Collection Agent, if the Servicer is then Collection Agent hereunder, without cause; provided, that such termination shall not be effective unless (i) a Successor Servicer shall have been appointed pursuant to Section 2.13 or (ii) the Trustee has agreed to become Successor Servicer, and (iii) Servicer shall have received the $25,000 termination fee payable pursuant to Section 2.13(c).

      (c) The Servicer may resign as Servicer hereunder, effective upon 180 days' notice to the Transferor, the Trustee and the Collection Agent; provided, however that such resignation may be effective earlier if a Successor Servicer is appointed in accordance with Section 2.13 prior to the expiration of such 180 day period; and provided, further, in the event no successor is appointed on or before the expiration of such 180-day period, then the Trustee shall assume the duties of the Servicer as Successor Servicer hereunder.

      SECTION 2.11. Change in Business of the Servicer. The Transferor, Collection Agent and Trustee entered into this Agreement with the Servicer in reliance upon its ability to perform the servicing duties, if necessary, without any delegation thereof; the adequacy of its plant, personnel, records and procedures; its integrity, reputation and financial standing and the continuance of each of the foregoing.

      SECTION 2.12. Events of Servicing Termination. If any of the following events (each, an "Event of Servicing Termination") shall occur and be continuing:

            (a) Any failure by the Servicer to forward to the Trustee, the Collection Account or the Lockbox, as applicable, any payment or partial payment or deposit identified with respect to any Receivable received by the Servicer and the continuance of such failure for a period of two Business Days after the date upon which such payment or deposit is received by the Servicer; or

            (b) Failure on the part of the Servicer to observe or perform any term, covenant or agreement in this Agreement, including the Servicer Duties (other than the agreement to deliver the Servicer Report pursuant to Section 2.17), which failure continues unremedied for 10 Business Days after discovery by the Servicer or the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the





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      Servicer by the Transferor, the Collection Agent or by the Trustee; or

           (c) Any proceeding shall be instituted against the Servicer (or, if the Servicer is actively contesting the merits thereof, such proceeding is not dismissed within 60 days) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

           (d) The commencement by the Servicer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action; or

           (e) The Servicer shall fail to deliver a report at the time, in the form and containing the information expressly required by this Agreement, and the continuance of such failure for a period of 5 Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Transferor, the Collection Agent or by the Trustee; or






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

           (f) There is a breach of any of the representations and warranties of the Servicer set forth in Section 2.03 which breach shall be in the opinion of the Collection Agent or the Trustee reasonably expected to have a material adverse effect on the Transferor or the Trust at the time when the notice referred to in this clause (f) shall be given to the Servicer and such breach shall not have been cured within 10 Business Days or such longer period as may be agreed to by the Collection Agent and the Trustee after receipt of written notice thereof by the Servicer, or

           (g) Any Rating Agency determines that having the Servicer act as servicer hereunder will prevent such Rating Agency from issuing or maintaining a rating of at least "A3" (or its equivalent) on the Class A Certificates and "PDR-3" from Fitch on the Class B Certificates or will result in a review with negative implications, suspension, downgrade, withdrawal or other impairment of such rating;

then, and in any such event, either the Collection Agent or the Trustee, may by delivery to the Servicer (and to the Trustee or the Collection Agent, as applicable) of a written notice specifying the occurrence of any of the foregoing events terminate the servicing and custodial responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer (such termination and any termination of the Servicer pursuant to Section 2.10 hereby called a "Service Transfer"); provided, that in the event any of the events described in subsections (c) or
(d) of this Section 2.12 shall have occurred, termination of the duties and responsibilities of the Servicer shall automatically occur, without, demand, protest, or further notice of any kind, all of which are expressly waived by the Servicer. Notwithstanding the above, and subject to the right of the Collection Agent and the Trustee to terminate the Servicer pursuant to Section 2.10(b), if the Transferor, the Collection Agent or the Trustee notifies the Servicer, prior to the occurrence of an Event of Servicer Termination, under Section 2.12(g), that circumstances exist that would with the passage of time result in the occurrence of an Event of Servicing Termination described in Section 2.12(g), each party hereto will negotiate in good faith with the other parties hereto to prevent the occurrence of such an Event of Servicing Termination; provided, however, that such Event of Servicing Termination shall nevertheless occur upon expiration of 30 days following the date of such notice unless the existing circumstances leading to such Event of Servicing Termination have been cured to the satisfaction of all parties hereto.






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

       SECTION 2.13. Appointment of the Successor Servicer.

      (a) Upon the effectiveness of termination of the Servicer's responsibilities under this Agreement pursuant to Section 2.10 or Section 2.12, the Trustee shall immediately succeed to the duties of the Servicer (including the duties of Collection Agent if at the time of termination the Servicer is also the Collection Agent) as a successor Servicer (the "Successor Servicer"), unless and until another Successor Servicer has been appointed by the Collection Agent (which may be the Trustee or the Collection Agent). The Collection Agent shall give the Trustee and the Rating Agencies not less than 30 days' prior written notice of its intent to appoint a Successor Servicer pursuant to this
Section 2.13(a). Such appointment shall become effective following the expiration of such 30-day period (or such shorter period agreed to by the Collection Agent, the Trustee and the Rating Agencies) on a date to be specified by the Collection Agent; provided, that, on or before such effective date, the Trustee and the Collection Agent shall have received written confirmation from each Rating Agency that the Rating Agency Condition has been satisfied and the Trustee shall have consented in writing to the appointment of such party as Successor Servicer. Such Successor Servicer shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement; provided, that such Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of the appointment of such Successor Servicer as Servicer. Such Successor Servicer shall be authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination and to perform the duties of the Servicer hereunder (including its duties as Successor Servicer hereunder but excluding its duty to indemnify pursuant to Sections 4.03(a) and (b)). The standard of care, representations and warranties, covenants, liabilities, rights of indemnification, and all other rights and obligations of the Trustee under this Agreement and the Pooling and Trust Agreement shall also be applicable to the Trustee in its capacity as successor servicer hereunder. The Trustee shall have the right to appoint as its agent a third party to perform the duties and obligations of the Trustee as successor servicer hereunder. The appointment of any such person shall require the prior written approval of the Collection Agent, which will not be unreasonably withheld and shall not become effective until prior written notice has been delivered to each Rating Agency. The Trustee shall not be responsible for compensating the Transferor for any increase in the Monthly Servicing Fee associated with a Successor Servicer.






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

      (b) Any Successor Servicer appointed by the Collection Agent hereunder shall be entitled to reasonable compensation (including the estimated termination costs of such servicing and a reasonable profit) which shall be determined by the Collection Agent; provided, however, that the Trustee, when acting as successor servicer hereunder, shall receive compensation that is no less than was being received by the Servicer at the time of its termination. Any Successor Servicer appointed by a court of competent jurisdiction or any agent of the Trustee as Successor Servicer upon becoming the Successor Servicer pursuant to Section 2.13 (a), shall be entitled to compensation (including the estimated costs of servicing and a reasonable profit) equal to the prevailing market rate for such services, which compensation, however, shall not be greater than the compensation currently received by the Servicer hereunder as the Monthly Servicing Fee. Any excess payable to the Successor Servicer over and above such current servicer compensation will be paid by the Collection Agent.

      (c) The outgoing Servicer, the Collection Agent, the Trustee and the Successor Servicer shall take such action, consistent with this Agreement and the Pooling and Trust Agreement, that shall be reasonably necessary to effectuate any such succession, including, without limitation, (i) the express assumption by such Successor Servicer of the duties and obligations of the outgoing Servicer hereunder (except as to the Trustee as the Successor Servicer, the Servicer's indemnification obligation under Section 4.03(a) and (b) shall not apply), (ii) notifying Obligors in writing of the existence of the Successor Servicer, and (iii) providing such Successor Servicer with all Records maintained or held by the outgoing servicer as Servicer hereunder, including all paper files and all electronic files, at no charge. In the event the Servicer is terminated without cause pursuant to Section 2.10(b), it shall be entitled to receive an additional one-time termination fee in the amount of $25,000, but no other additional or extra compensation beyond that which would be otherwise due to it under this Agreement to and including the date on which the Servicer is so terminated. Such Termination Fee shall be payable from the Collection Agent's own funds and such termination of the Servicer shall not be effective unless and until such termination fee is paid in full to the Servicer.

      (d) Upon appointment, any Successor Servicer shall be successor in all respects to the outgoing Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all responsibilities, duties and liabilities relating thereto placed upon the Servicer by the terms and provisions hereof (subject to the same limitations as are contained in this Section 2.13 with respect to a succession to the outgoing Servicer by the Trustee).





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

      SECTION 2.14. Effect of Service Transfer.

      (a) Prior to any Service Transfer, the outgoing Servicer shall notify (or, to the extent that the Servicer provided such notice pursuant to Section 2.13(c), confirm the notice to) Obligors of the existence of the Successor Servicer. The Servicer shall be entitled to receive from the Collection Agent, as extra compensation for such Services, a fee equal to $.60 for each such notice given.

      (b) After any Service Transfer, the outgoing Servicer shall have no further obligations with respect to the management, servicing, custody or monitoring of the collection of the Receivables and the Successor Servicer shall have all of such obligations.

      (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including, but not limited to, the obligations and indemnities of the outgoing Servicer pursuant to Article IV) other than those relating to the management, servicing, custody or monitoring of the collection of the Receivables by the Successor Servicer.

      SECTION 2.15. Annual Reports; Statements as to Compliance.

      (a) On or before ninety (90) days after the end of each fiscal year of the Servicer, the Servicer shall deliver to the Transferor and the Trustee (who shall promptly forward a copy to each Certificateholder and each Rating Agency), a copy of the financial statements of Computer Sciences Corporation and Mitchell Sweet & Associates, Inc. (or the Successor Servicer) containing a report of a firm of Independent Public Accountants to the effect that such firm has examined certain books and records of Computer Sciences Corporation and Mitchell Sweet Associates, Inc. (or the Successor Servicer) and that, on the basis of such examination conducted substantially in compliance with generally accepted audit standards such financial statements accurately reflect the financial condition of Computer Sciences Corporation and Mitchell Sweet & Associates, Inc. (or the Successor Servicer).

      (b) The Servicer shall deliver to the Collection Agent and the Trustee (who shall promptly forward a copy to each Certificateholder and each Rating Agency) by the fifth Business Day of each month an Officer's Certificate stating, as to each signer thereof, that (a) a review of the activities of the Servicer (and each Subservicer) during the preceding calendar month and of performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, each of the Servicer and any Subservicer has fulfilled all its respective obligations under this Agreement throughout such month, or, if





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

there has been an Event of Servicing Termination or if an event has occurred that with notice or lapse of time or both would become an Event of Servicing Termination, specifying each such Event of Servicing Termination or event known to such officer and nature and status thereof, and remedies therefor being pursued. Notwithstanding the obligation to deliver such certificates, the Servicer shall promptly (but in any event within five Business Days) notify the Transferor, the Rating Agencies, the Collection Agent and the Trustee upon receiving actual knowledge of any event which constitutes an Event of Servicing Termination or would constitute an Event of Servicing Termination but for the requirement that notice be given or time elapse or both.

      SECTION 2.16. Annual Independent Public Accountants' Servicing Report. On or before ninety (90) days after the end of its fiscal year, the Servicer shall cause a firm of Independent Public Accountants to furnish a statement to the Trustee (who shall promptly forward a copy to the Collection Agent, the Certificateholders and each Rating Agency), to the effect that such firm has examined certain documents and records relating to the servicing of the Receivables and the reporting requirements with respect thereto (including the activities of the Collection Agent) and that, on the basis of such examination, such servicing and reporting requirements have been conducted in compliance with this Agreement (and, in the case of the Collection Agent, the Pooling Agreement), except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. The cost to Servicer of such accountant's statements shall be limited to 2% of the revenue payable to the Servicer under this Agreement for the fiscal year in question, and any excess shall be paid by the Collection Agent.

      SECTION 2.17. Servicer Reports.

      (a) The Servicer shall furnish by close of business on each Determination Date (or the next succeeding Business Day if such day is not a Business Day), to the Collection Agent and the Trustee (who shall promptly forward a copy to each Certificateholder and each of the Rating Agencies), an Officer's Certificate, substantially in the form attached hereto as Exhibit B (the "Servicer Report"), which Servicer Report shall contain all information necessary for the Trustee to make the distributions from, and transfers among, the accounts required by the Pooling and Trust Agreement or in such other form as is mutually acceptable to the Servicer, the Collection Agent and the Trustee. In addition, the Servicer and/or the Collection Agent shall provide the Trustee with such additional written information and certifications as the Trustee may request in order for the Trustee to make the distributions from, and transfers among, the various accounts





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

required by this Agreement and the Pooling and Trust Agreement on a daily, or other, basis. Each of the parties hereto shall provide to the Rating Agencies such additional information as they may reasonably request in order to assist such Rating Agencies in their ongoing monitoring and assessment of the performance of the Receivables. To the extent such information is not currently provided in the form of Servicer Report, then the Servicer shall develop and provide such information at its customary hourly rate and cost, which shall be paid to Servicer as part of its compensation hereunder.

      (b) The Servicer Report shall include a certification (i) that the information contained in such certificate is accurate, (ii) that no Event of Servicing Termination, or event that with notice or lapse of time or both would become an Event of Servicing Termination, has occurred, or if an Event of Servicing Termination or such event has occurred and is continuing, specifying the Event of Servicing Termination or such event and its status and (iii) that the representations and warranties of the Servicer contained in Section 2.03 of this Agreement are true and correct as though made on and as of the date of such certificate.

      SECTION 2.18. Confidentiality. Each of the Transferor, Collection Agent and the Trustee acknowledges the proprietary nature of certain of the software, software procedures, software development tools, know-how, methodologies, processes and technologies of the Servicer ("Confidential Material") and agrees
(i) that it shall use the same means as it uses to protect its own confidential information, but in no event less than reasonable means, to avoid disclosure, by it or its agents or employees, to any third party of any confidential or proprietary information of the Servicer identified as such by the Servicer to it, except to the extent that any such person may be required to disclose any such information (x) by law or any legal process or proceeding, including, without limitation, in connection with an examination or audit by any governmental regulatory agency, in which case such person shall give notice of such event to the Servicer or (y) in connection with its duties and obligations hereunder and under the other transaction documents, and (ii) that all such confidential or proprietary software, software procedures, software development tools, know-how, methodologies, process and technologies that are based upon trade secrets or proprietary information of the Servicer identified as such by the Servicer to it shall be and remain the property of the Servicer and that each of the Transferor, the Collection Agent and the Trustee will have no ownership interest therein or ownership claim thereto. Each of Transferor, Trustee and Collection Agent shall confine the knowledge and use of the Confidential material only to its employees who require such knowledge and use in the ordinary course and scope of their employment. Upon any expiration or termination of this





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

Agreement, each of Transferor, Trustee and Collection Agent shall promptly return to the Servicer all property or information which is covered by this section.

      SECTION 2.19. Delivery of Documents.

      (a) On the date hereof the Servicer shall have delivered to the Transferor, the Collection Agent and the Trustee the following, in form and substance satisfactory to the Transferor:

                (i) the organizational documents of the Servicer and; a certificate of existence, dated no more than ten days prior to such date, from the Secretary of State of Texas and, if applicable, a good standing certificate from each state in which the Servicer is required to qualify to do business;

               (ii) a certificate of the managing partner of the Servicer (on which certificate such party may conclusively rely until such time as it shall receive from the Servicer a revised certificate meeting the requirements of this subsection) certifying as of such date: (A) the names and true signatures of the officers authorized on its behalf to sign this Agreement, (B) a copy of the Servicer's organizational documents and (C) a copy of the resolutions of the management committee of the Servicer approving this Agreement and the transactions contemplated hereby;

              (iii) an Officer's Certificate from the Servicer certifying that
      (A) the representations and warranties of the Servicer contained in
      Section 2.03 of this Agreement are true and correct as though made on and as of such date and (B) no Event of Servicing Termination, or event that with notice or lapse of time or both would become an Event of Servicing Termination, has occurred; and

               (iv) the opinion of the Servicer's counsel dated such date in the form of Exhibit C.

      (b) On or prior to March 31 in each calendar year, beginning in 1996, the Servicer shall deliver to the Collection Agent and the Trustee (who shall promptly forward a copy to each of the Certificateholders and each Rating Agency) an Officer's Certificate from the Servicer dated such date certifying to the items listed in Section 2.19(a) (i) -(iii).

      SECTION 2.20. Standard of Care. In performing its duties and obligations hereunder and in administering, tracking and enforcing the insurance policies maintained by obligors relating to the Receivables pursuant to this





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

Servicing Agreement, the Servicer will comply with all applicable state and federal laws and will exercise that degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar motor vehicle retail installment sales contracts or loans owned and/or serviced by the Servicer, and will apply in performing such duties and obligations, those standards, policies and procedures consistent with the best standards, policies and procedures the Servicer applies with respect to similar motor vehicle retail installment contracts or loans owned or serviced by it; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to a judicial order from a court of competent jurisdiction, or as otherwise required by applicable law or regulation, release or waive the right to collect the unpaid balance on any Receivable. In performing its duties and obligations hereunder, the Servicer shall comply with the VSI Policy and all applicable federal and state laws and regulations, shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder, and shall not impair the rights of the Transferor or the Trust in the Receivables.


                               ARTICLE III

                            COLLECTION AGENT

      SECTION 3.01. Appointment of Collection Agent. (a) AutoBond agrees to act as the Collection Agent under this Agreement. (b) The Collection Agent shall perform its obligations pursuant to this Agreement on behalf of and for the benefit of the Transferor, the Trustee and the Certificateholders in accordance with the terms of this Agreement, the respective Receivables, the VSI Policy and applicable law and, to the extent consistent with such terms, in the same manner in which, and at least with the same care, skill, prudence and diligence with which, it services and administers Receivables of similar credit quality for other portfolios, if any, giving due consideration to customary and usual standards of practice of prudent institutional automobile loan collection agents and, in each case, taking into account its other obligations hereunder, but without regard to:

                (i) any relationship that the Collection Agent or any Affiliate of the Collection Agent may have with the related Obligor;

               (ii) the Collection Agent's right to receive compensation for its services hereunder or with respect to any particular transaction; or






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

              (iii) the ownership, or servicing for others, by the Collection Agent, of any other automobile loans or property.

In furtherance of the servicing standard set forth above in this Section 3.01(b), and in accordance with the provisions of the AutoBond Program Manual and subject to any express limitations set forth in this Agreement (and the subrogation rights of any insurance company issuing the Insurance Policy), the Collection Agent shall also seek to maximize the timely and complete recovery of principal and interest on Receivables; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Collection Agent of the collectibility of the Receivables.

      SECTION 3.02. Representations and Warranties of the Collection Agent. The Collection Agent represents and warrants to the Transferor, the Servicer, the Trustee and the Certificateholders, as follows, as of the date hereof (which representations and warranties shall be deemed repeated on each Transfer Date and on each date during the term hereof as though made on and as of such date):

                (i) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business, and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified; it will be in compliance with the laws of each state to the extent necessary to perform its obligations under this Agreement; and it has obtained all necessary licenses with respect to it required by law to enable it to perform its duties herein;

               (ii) It has the corporate power and authority to execute, deliver and perform this Agreement and the Pooling and Trust Agreement and the transactions contemplated hereby and thereby;

              (iii) The execution and delivery by it and the performance by it of this Agreement and the Pooling and Trust Agreement, and the execution and delivery by it and the performance by it of all other agreements, instruments and documents which may be delivered by it pursuant hereto and thereto, and the transactions contemplated hereby and thereby, (i) have been duly authorized by all necessary corporate or other action, on the part of it, (ii) do not contravene or cause it to be in default under (A) its articles of incorporation, (B) any contractual restriction with respect to any Debt of it or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other material agreement or instrument binding





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

      it or its property or (C) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to or binding it or its property, and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties;

               (iv) Each of this Agreement and the Pooling and Trust Agreement has been duly executed and delivered on behalf of it;

                (v) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party is required for the due execution, delivery and performance by it of this Agreement, the Pooling and Trust Agreement or any other agreement, document or instrument to be delivered by it hereunder or thereunder;

               (vi) Each of this Agreement and the Pooling and Trust Agreement is its legal, valid and binding obligation enforceable against it in accordance with its terms;

              (vii) There is no pending or threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of a material nature against or affecting it, its officers or directors, or its property, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (A) asserting the invalidity of this Agreement or the Pooling and Trust Agreement, or any document to be delivered by it hereunder or thereunder or (B) seeking any determination or ruling that would reasonably be expected to materially and adversely affect (I) the performance by it of its obligations under this Agreement or the Pooling and Trust Agreement, or the interests of the Certificateholders, or (II) the validity or enforceability of this Agreement or the Pooling and Trust Agreement, or any document to be delivered by it hereunder or thereunder (C) which is inconsistent with the due consummation by it of the transactions contemplated by this Agreement and the Pooling and Trust Agreement;

             (viii) Its facilities, plant, personnel, records and products are adequate for the performance of its duties hereunder and under the Pooling and Trust Agreement;

               (ix) The Collection Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, and there exists no other event or circumstance, which default, event or circumstance would





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

      reasonably be expected to have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Collection Agent or its properties or would reasonably be expected to have consequences that would materially and adversely affect its performance hereunder or under the Pooling and Trust Agreement or the interests of the Certificateholders;

                (x) Each certificate and each statement furnished in writing, report or electronic medium delivered pursuant to the terms hereof or under the Pooling and Trust Agreement by the Collection Agent is accurate and complete with respect to the information purported to be set forth therein;

               (xi) The practices used by the Collection Agent to monitor collections with respect to the Receivables and repossess and dispose of the Financed Vehicles related to the Receivables have been, and will be, in all material respects, legal, proper and in conformity with the requirements of the VSI Policy procedures and as set forth with respect to the Collection Agent in the AutoBond Program Manual;

              (xii) The transactions contemplated by this Agreement and the Pooling and Trust Agreement are in the ordinary course of business of the Collection Agent; and

             (xiii) The Financed Vehicle securing each Receivable shall not be released by the Collection Agent in whole or in part from the security interest granted by the Obligor, except as contemplated herein.

It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive the execution of this Agreement.

      SECTION 3.03. Duties and Responsibilities of the Collection Agent.

      (a) Until such time as the Collection Agent resigns or is removed, the Collection Agent shall remain the prior lienholder of record with respect to each Financed Vehicle relating to the Receivables held by the Trust; provided that the Collection Agent shall remain the prior lienholder acting only as an agent of the Trustee. Upon any resignation or removal of the Collection Agent in accordance with Section 3.06 or 3.07, the Collection Agent shall, at its sole expense, promptly take all action necessary for the Trustee to become the lienholder in respect of each Financed Vehicle relating to the Receivables held by the Trust. In the event the Servicer assumes the duties of the Collection Agent hereunder, the Servicer may request from, and rely on, direction from the





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

Trustee as to the appropriateness of instituting any litigation necessary in order to protect the Trust's interest in the Receivables.

      (b) The duties and responsibilities of the Collection Agent shall consist of (i) receiving and administering collections on the Receivables, (ii) arranging for and administering repossessions of the Financed Vehicles related to the Receivables, (iii) disposing of each Financed Vehicle related to a Receivable whether following repossession or otherwise and (iv) filing of insurance claims and performing the duties of the named insured under the VSI Policy with respect to each Receivable affected by a repossession or otherwise. Notwithstanding any other provision in this Agreement, Collection Agent shall administer collections on Receivables at all times in such a manner that each Receivable shall remain eligible for coverage under the Insurance Policies. The Collection Agent, on behalf of the Trustee (and any named insured under the Insurance Policies), shall take such reasonable action as shall be necessary to permit recovery on each Receivable under the Insurance Policies.

      (c) The Collection Agent shall hold in trust for the benefit of the Trust and shall forward to the Collection Account, the Trustee or the Lockbox Account, as applicable, immediately upon receipt thereof any payment or partial payment or deposit with respect to any Receivable received by the Collection Agent. The Collection Agent shall not assert any right of set-off or any lien with respect to such payment or deposit.

      (d) Except as expressly provided herein in connection with its duty to effect liquidations and repossessions, the Collection Agent shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon or with respect to, any Receivable (or any right to income in respect thereof), or any account in which any payments with respect to any Receivable are deposited, or assign any right to receive income in respect of any Receivable.

      (e) The Collection Agent shall promptly notify the Trustee following its becoming aware that any Financed Vehicle is no longer eligible for coverage under the Insurance Policies, or following its receipt of notice from Interstate that it has rejected a claim submitted by the Collection Agent with respect to any Financed Vehicle.

      SECTION 3.04. Possession of Receivables. If the Collection Agent requires possession of any Receivable or any documents related thereto in order to perform its duties or obligations hereunder, prior to taking possession of any such Receivable or documents, the Collection Agent shall deliver to the Trustee a trust receipt substantially in the form attached hereto as Exhibit
A. The Collection Agent agrees to promptly return any such Receivable and documents, possession of which the Collection Agent takes in accordance with this Section 3.04, after its need for possession thereof ceases.

      SECTION 3.05. Collection Agent Fee; Collection Agent Expenses.

      (a) On each Payment Date the Collection Agent shall be entitled to receive by wire transfer of immediately available funds to an account designated in writing by the Collection Agent to the Trustee from the funds on deposit in the Collection Account an amount equal to the Monthly Administrator Fee as of such Distribution Date.

      (b) The Collection Agent shall be reimbursed by the Transferor for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel, or any other Person), in accordance with the Pooling and Trust Agreement, and only to the extent of funds available therefor, and subject to the priorities set forth, under the Pooling and Trust Agreement; provided, further, that in the event the Servicer has assumed the obligations of the Collection Agent, its right to reimbursement under this
Section is further limited to the extent stated in Section 2.08(b).

      SECTION 3.06. Collection Agent Not to Resign.

      (a) The Collection Agent shall not resign from the obligations and duties hereby imposed on it except upon its determination that (a) the performance of its duties hereunder has become impermissible under applicable law and (b) there is no reasonable action which the Collection Agent could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Collection Agent shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Transferor, the Servicer and the Trustee before any such resignation and as to clause (b) by an Officer's Certificate to such effect delivered to the Transferor, the Servicer and the Trustee before any such resignation. The action referred to in the first clause (b) of this Section 3.06 will not be considered reasonable if it requires the payment of extraordinary fees or costs for which the Collection Agent is not eligible for reimbursement under Section 3.05.

      (b) Upon any resignation or termination of the Collection Agent pursuant to this Section 3.06 or Section 3.07, the Servicer shall become liable for all duties and obligations assigned herein to the Collection Agent from the

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

date the Servicer succeeds to the duties of the Collection Agent. Upon an assumption by the Servicer of the duties of the Collection Agent, the Servicer shall be entitled to receive the Monthly Administrator Fee, without any corresponding Obligation to assume the duties of the Administrator under the Pooling and Trust Agreement (which duties and fees shall hereafter not be affected by any modification not consented to in writing by the Servicer). Upon such an assumption, the Servicer is authorized to accept and rely on all of the accounting, records and work of the prior Collection Agent without any audit or other examination thereof, and the Servicer shall have no duty, responsibility, obligation or liability (collectively, "Liability") for the acts or omissions of the prior Collection Agent. If any error, inaccuracy or omission (collectively, "Errors") exists in any information received from the prior Collection Agent and such Errors should cause or materially contribute to the Servicer making, or continuing to make, any Errors (collectively, "Continuing Errors"), the Servicer shall have no liability for such Continuing Errors. In the event the Servicer becomes aware of Errors or Continuing Errors, which in the opinion of the Servicer impair its ability to perform its services hereunder, the Servicer may with prior written notice to the Transferor and the Trustee, undertake such data or records reconstruction as it deems appropriate to correct such Errors and Continuing Errors and to prevent future Continuing Errors, and the Servicer's reasonable expenses incurred in connection therewith shall be deemed expenses owing to the Servicer hereunder for purposes of the Pooling and Trust Agreement.

      SECTION 3.07. Events of Administrator Termination. If any of the following events (each, an "Event of Administrator Termination") shall occur and be continuing:

            (a) Any failure by the Collection Agent to forward to the Collection Account, the Trustee or the Lockbox Account, as applicable, any payment or partial payment or deposit with respect to any Receivable received by the Collection Agent and the continuance of such failure for a period of two
      (2) Business Days after the date upon which such payment or deposit is received by the Collection Agent; or

            (b) Failure on the part of the Collection Agent to observe or perform any term, covenant or agreement in this Agreement or as Administrator under the Pooling and Trust Agreement or any Related Document, which failure continues unremedied for 10 Business Days after the earlier of the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Collection Agent by the Transferor, the Servicer or the Trustee or the date on which a

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

      Responsible Officer of the Collection Agent becomes aware of such failure; or

            (c) Any proceeding shall be instituted against the Collection Agent or the Transferor (or, if the Collection Agent or the Transferor is actively contesting the merits thereof, such proceeding is not dismissed within 60 days) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

            (d) The commencement by the Collection Agent or the Transferor of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Collection Agent or the Transferor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Collection Agent or the Transferor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the Collection Agent or the Transferor in furtherance of any such action; or

            (e) There is a breach in any material respect of any of the representations and warranties of the Collection Agent under Section 3.02 hereof or of the Administrator under the Sale Agreement or any other Related Document; or

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

            (f) The Delinquency Ratio for any calendar month shall exceed 9.5%;
      or

            (g) There shall have been any material adverse change in the consolidated financial condition or operations of the Collection Agent since December 31, 1994, or there shall have occurred any event which materially adversely affects the collectibility of any material amount of the Receivables, or there shall have occurred any other event which materially adversely affects the ability of the Collection Agent to collect any material amount of the Receivables or the ability of the Collection Agent to perform in all material respects its obligations under this Agreement and the Related Documents or the Collection Agent shall be replaced as collection agent or servicer (or the equivalent) for cause in respect of any securitization; or

            (h) Any Rating Agency determines that having the Collection Agent act hereunder will prevent such Rating Agency from issuing or maintaining a rating on the Class A Certificates of not less than "A" in the case of Fitch, and, in the case of Moody's, not less than "A3," and a rating on the Class B Certificates of not less than "PDR-3" from Fitch, or will result in a review with negative implications, suspension, downgrade, withdrawal or other impairment of such rating;

then, and in any such event, the Trustee may, by delivery to the Collection Agent of a written notice specifying the occurrence of any of the foregoing events, terminate the responsibilities of the Collection Agent hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Collection Agent; provided, that in the event any of the events described in subsections (c) or (d) of this Section 3.07 shall have occurred, termination of the duties and responsibilities of the Collection Agent shall automatically occur, without, demand, protest, or further notice of any kind, all of which are expressly waived by the Collection Agent. Upon any termination of the Collection Agent pursuant to this Section 3.07, the Servicer shall become liable for all duties and obligations assigned herein to the Collection Agent.

      SECTION 3.08. Repossession and Disposal.

      (a) The Collection Agent agrees to use its best efforts to arrange with a third party for the repossession or other conversion of ownership of any Financed Vehicle by a professional repossession service in the manner required by the VSI Policy within 90 days after the related Auto Loan becoming past due and agrees not to discriminate among Financed Vehicles in its performance of its duties hereunder based on its right, if any, to receive bonus or increased compensation with respect to the repossession and disposal of certain Financed Vehicles, and otherwise in accordance with the AutoBond Program Manual, in order to maximize collections.

      (b) If requested by the Transferor, the Servicer or the Trustee, the Collection Agent is authorized and empowered by the Transferor, the Servicer and the Trustee to execute and deliver, on behalf of itself, the Transferor, the Servicer or the Trustee, as the case may be, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Financed Vehicles related to the Receivables, all in accordance with the standard of care set forth in
Section 3.09. Without limiting the generality of the foregoing, the Transferor, the Servicer and the Trustee shall, upon the receipt of a written request of the Collection Agent, execute and deliver to the Collection Agent any limited powers of attorney and other documents prepared by the Collection Agent and reasonably necessary or appropriate (as certified in such written request) to enable the Collection Agent to carry out its duties hereunder (including, without limitation, matters relating to the certificates of title with respect to the Financed Vehicles), and neither the Transferor, the Servicer nor the Trustee shall be held responsible for any negligence by the Collection Agent in its use of such limited powers of attorney.

      (c) The Collection Agent shall forward the proceeds of any disposition of a Financed Vehicle related to a Receivable upon receipt thereof to the Collection Account. If subsequent to the disposal of a Financed Vehicle related to a Receivable in accordance herewith and, as required by this Agreement, with the AutoBond Program Manual, the transaction disposing of such Financed Vehicle is rescinded or adjusted, through arbitration or otherwise, due to any condition affecting such Financed Vehicle, then the Collection Agent shall be entitled to reimbursement from the Collection Account (out of available funds) for any amount which the Collection Agent pays in connection with such rescission or adjustment which amount shall be the "Post-Sale Adjustment".

      (d) The Collection Agent represents and warrants to the Transferor, the Servicer, the Trustee and the Certificateholders and shall be deemed to continuously represent and warrant to the Transferor, the Servicer and the Trustee, with respect to each Financed Vehicle assigned to the Collection Agent pursuant hereto and, as required by this Agreement, to the AutoBond Program Manual, that the Collection Agent will comply in all material respects with the VSI Policy, all applicable federal, state and local regulations pertaining to its services hereunder, including disclosure requirements, required to be complied with in conjunction with such services. The Collection Agent shall defend, indemnify and hold the Transferor, the Servicer, and the Certificateholders and the Trustee harmless from and against any claim, suit, loss, cost or liability, direct or indirect, including reasonable attorney's fees, arising out of any breach of any representation or warranty made by the Collection Agent in the immediately preceding sentence.

      (e) Except as expressly provided herein, in the Pooling Agreement and in the AutoBond Program Manual, the Collection Agent shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon or with respect to, any Financed Vehicle related to any Receivable (or any right to income in respect thereof), or assign any right to receive income in respect of any such Financed Vehicle.

      SECTION 3.09. Standard of Care. In performing its duties and obligations hereunder and in administering and enforcing the Insurance Policies relating to the Receivables pursuant to this Servicing Agreement, the Collection Agent will comply with all applicable state and federal laws and will exercise that degree of skill and care consistent with the highest degree of skill and care that the Collection Agent exercises with respect to similar motor vehicle retail installment sales contracts or loans owned and/or serviced by the Collection Agent and will apply in performing such duties and obligations, those standards, policies and procedures consistent with the best standards, policies and procedures the Collection Agent applies with respect to similar motor vehicle retail installment contracts or loans owned or serviced by it. In performing its duties and obligations hereunder, the Collection Agent shall comply with the VSI Policy, all applicable federal and state laws and regulations, shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder, and shall not impair the right of the Transferor or the Trust in the Receivables.


                               ARTICLE IV

                  LIMITATION ON LIABILITY; INDEMNITIES

      SECTION 4.01. Liabilities of Obligors. No obligation or liability of any Obligor under any of the Receivables is intended to be assumed by the Transferor, the Servicer, the Collection Agent, the Trustee, the Trust or any Certificateholder under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Transferor, the Servicer, the Collection Agent and the

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

Trustee, the Trust or any Certificateholder expressly disclaim such assumption.

      SECTION 4.02. Limitation on Liability of the Trustee and the Servicer.

      (a) The Trustee and the Servicer shall each have no liability in connection with this Agreement except to the extent of the obligations specifically imposed by this Agreement, it being understood that no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Trustee or the Servicer.

      (b) None of the Trustee or the Servicer nor any of the directors, officers, employees or agents thereof shall be under any liability to the Transferor, to each other or to any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer, the Trustee or any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Servicer, the Trustee and any director, officer, employee or agent thereof may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

      (c) Except to the extent resulting from the Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligation or duties hereunder, the Servicer shall not be liable to any party indemnified under this Agreement, for any liability, cost, expenses or financial loss which may arise as a result of the economic performance of the Receivables or other Trust Assets.

      SECTION 4.03. Indemnities of the Servicer and the Collection Agent.

      (a) The Servicer agrees to indemnify the Transferor, the Trustee, the Trust, the Certificateholders and the Collection Agent, and any of their respective directors, officers, employees or agents from, and hold each of them harmless against, any and all losses, liabilities, damages (other than incidental or indirect damages), claims or expenses (including reasonable attorneys' fees and expenses) proximately caused by the Servicer's acts or omissions in violation of this Agreement, except to the extent the Transferor's, the





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

Trustee's, the Collection Agent's or the directors, officers, employees or agents thereof, as the case may be, own bad faith, willful misconduct or negligence contributes to the loss, liability, damage, claim or expense.

      (b) The Servicer agrees to indemnify the Transferor, the Trustee, the Trust, the Certificateholders and the Collection Agent and any of their respective directors, officers, employees or agents from, and hold each of them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees and expenses) arising as a result of the use, ownership or operation by the Servicer or any agent thereof of any Financed Vehicle.

      (c) The Collection Agent agrees to indemnify the Transferor, the Trustee, the Trust, the Certificateholders and the Servicer, and any of their respective directors, officers, employees or agents from, and hold each of them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees and expenses) arising as a result of the Collection Agent's acts or omissions in violation of this Agreement, or arising as a result of or incurred in connection with, the acceptance or performance by such parties of the duties contained in this Agreement, except to the extent the Transferor's, the Trustee's, the Servicer's, or the directors, officers, employees or agents thereof, as the case may be, own bad faith, willful misconduct or negligence contributes to the loss, liability, damage, claim or expense; provided that in the event the Servicer were to succeed to the rights, duties and obligations of the Collection Agent hereunder, for purposes of the indemnity to be provided hereunder by the Servicer as Collection Agent the term "damages" shall exclude incidental and indirect damages and the phrase "arising as a result of the Collection Agent's acts" shall be replaced with the phrase "proximately caused by the Collection Agent's acts."

      (d) Each of the Servicer, the Collection Agent, the Transferor and the Trustee agrees to promptly notify the indemnifying party hereunder in writing of the commencement of any action with respect to which indemnification may be owed to it pursuant to this Section 4.03 promptly after receipt by such party of notice of commencement thereof, but the omission so to notify such indemnifying party hereunder will not relieve the indemnifying party from any liability which it may have hereunder except to the extent the indemnifying party is prejudiced thereby.

      (e) This Section 4.03 shall survive the termination of this Agreement and the resignation or removal of the Servicer or the Collection Agent. This Agreement shall also survive





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

the resignation or removal of the Trustee in respect of rights accrued to it prior to such resignation or removal.


                                ARTICLE V

                              MISCELLANEOUS

      SECTION 5.01. Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. The Certificateholders are intended as, and shall be, third party beneficiaries of this Agreement. No other Person will have any right or obligation hereunder. Neither the Servicer, the Trustee or the Collection Agent may assign any of its respective rights and obligations hereunder or any interest herein, other than as provided in Section 10.09 of the Pooling and Trust Agreement with respect to the Trustee, without the prior written consent of the Transferor, the Trustee and the Collection Agent.

      SECTION 5.02. Amendment. This Agreement may be amended from time to time by the parties hereto only by a written instrument executed by all such parties, and provided, further, that notice of any such amendment and a copy thereof shall be given in writing promptly after the execution thereof to each of the Rating Agencies and the Trustee.

      SECTION 5.03. Notices. Unless otherwise expressly specified or permitted by the terms hereof, notices and other communications required or permitted to be given or made under the terms hereof shall be in writing. Any such communication or notice shall be deemed to have been duly made or given (i) when delivered personally, (ii) in the case of mail delivery, upon receipt, refusal of delivery or return for failure of the intended recipient to retrieve such communication or (iii) in the case of transmission by facsimile, upon telephone and return facsimile confirmation and, in each case, if addressed to the intended recipient as follows (subject to the next sentence of this Section 5.03):

            If to the Transferor:

                  AutoBond Funding Corporation 1995
                  301 Congress Avenue
                  Austin, Texas 78701

                  Attention:  William O. Winsauer

                  Facsimile Number:  (512) 472-1548
                  Telephone Number:  (512) 472-3600







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

            If to the Servicer:

                  Loan Servicing Enterprise
                  9330 LBJ Freeway, Suite 500
                  Dallas, Texas 75243-3429

                  Attention:  Managing Partner

                  Facsimile Number:  (214) 783-3561
                  Telephone Number:  (214) 783-3532


            If to the Collection Agent:

                  AutoBond Acceptance Co.
                  301 Congress Avenue
                  Austin, Texas 78701

                  Attention:  William O. Winsauer

                  Facsimile Number:  (512) 472-1548
                  Telephone Number:  (512) 472-3600


            If to the Trustee:

                  Norwest Bank Minnesota, National Association
                  Sixth Street and Marquette Avenue
                  Minneapolis, Minnesota 55479-0069

                      Attention: Corporate Trust Department
                                    William T. Milbauer

                  Facsimile Number:  (612) 667-9825
                  Telephone Number:  (612) 667-6878

                  If to the Rating Agencies:

                  Fitch Investors Service
                  One State Street Plaza
                  New York, NY  10004
                  Attention:  Structured Finance Department
                  Facsimile Number:  (212) 480-4438
                  Telephone Number:  (212) 908-0502

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, NY  10007
                  Attention:  ABS Monitoring Dept.
                  Facsimile Number:  (212) 553-7820
                  Telephone Number:  (212) 553-0300






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

Each party hereto may from time to time designate by notice in writing to the other parties hereto a different address for communications and notices.

      SECTION 5.04. Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      SECTION 5.05. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
TRIAL.

      (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

      (b) THE TRANSFEROR, THE SERVICER, THE COLLECTION AGENT AND THE TRUSTEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY. THE TRANSFEROR, THE SERVICER AND THE TRUSTEE EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEN TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

      (c) THE TRANSFEROR, THE SERVICER, THE COLLECTION AGENT AND THE TRUSTEE EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

      SECTION 5.06. Counterparts. This Agreement may be executed in counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument.

      SECTION 5.07. No Proceedings. Each of the Servicer and the Collection Agent and the Trustee hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, against the Transferor or the Trust any proceeding of the type described in connection with the Servicer in Section 2.12(c) so long as there shall not have elapsed one year plus one day since the Certificates issued by the Trust have been paid in full in cash. The foregoing covenant shall





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

not limit the right of the Servicer, the Trustee or the Collection Agent, as the case may be, to institute legal proceedings of a type other than those described in connection with the Servicer in Section 2.12(c) against the Transferor for any breach by the Transferor of its obligations hereunder.

      SECTION 5.08. Further Assurance. The Servicer and the Collection Agent shall cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Transferor or the Trustee from time to time may reasonably request in order to carry out more effectively the intent and purposes of this Agreement and the transactions contemplated hereby.

      SECTION 5.09. Term of Agreement. The term of this Agreement shall begin on the Closing Date and shall continue until the earlier of the day after the date on which the Certificateholders have been paid in full under the Pooling and Trust Agreement and April 15, 2002. The Trustee shall deliver to the Servicer a copy of notice to be delivered to the Certificateholders regarding payment in full of the Class A Certificates pursuant to Section 11.01(d) of the Pooling and Trust Agreement.







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

      IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be executed by their respective officers thereunto duly authorized this 15th day of December, 1995.


                       AUTOBOND FUNDING CORPORATION 1995,
                        as Transferor

                        By: /s/ WILLIAM O. WINSAUER
                           -------------------------------------
                           Name:   William O. Winsauer
                           Title:  President


                        CSC LOGIC/MSA L.L.P., as Servicer


                        By: /s/ JOHN F. KILGORE
                           -------------------------------------
                           Name:   John F. Kilgore
                           Title: Managing Partner


                        AUTOBOND ACCEPTANCE CO., as Collection
                        Agent


                        By: /s/ ADRIAN KATZ
                           -------------------------------------
                           Name:   Adrian Katz
                           Title: Vice Chairman



                        NORWEST BANK MINNESOTA,
                        NATIONAL ASSOCIATION,
                        as Trustee


                        By: /s/ WILLIAM T. MILBAUER
                           -------------------------------------
                           Name:   William T. Milbauer
                           Title: Vice President